Exhibit 99.1

INTERVAL LEISURE GROUP ACQUIRES HAWAII-BASED AQUA HOSPITALITY AND AQUA HOTELS AND RESORTS

Miami, Florida, December 12, 2013 — Interval Leisure Group (“ILG”) (Nasdaq: IILG) today announced that it has acquired Aqua Hospitality and Aqua Hotels and Resorts (“Aqua”) through an ILG subsidiary, Vacation Holdings Hawaii (“VHH”). Aqua is a leading management company currently representing more than 20 properties in Hawaii and Guam, and provides full-service management, including sales, marketing, Internet distribution, individualized branding, and reservations. Terms of the transaction were not disclosed.

“This acquisition furthers our strategy to expand ILG’s fee-for-service business model in highly desirable destinations,” said Craig M. Nash, chairman, president, and CEO of Interval Leisure Group. “We look forward to leveraging the expertise of the Aqua team to enhance our already successful management and rental segment.”

Kelvin Bloom, president of VHH, commented, “The combined operational strength and market penetration that Aqua and Aston offer, with the global presence of ILG, present an exceptional opportunity for our owners, guests, and employees. The Aqua collection of boutique, lifestyle, and historic hotels and resorts complements Aston’s portfolio and will help meet the growing demand for accommodations in Hawaii.” Aston is also a subsidiary of VHH and is based in Honolulu.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. Headquartered in Miami, Florida, ILG has approximately 5,000 employees worldwide. The company’s Membership and Exchange segment offers leisure and travel-related products and services to about 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, has been a leader in vacation ownership exchange since 1976. With offices in 16 countries, it operates the Interval Network of more than 2,800 resorts in over 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks. ILG’s Management and Rental segment includes Aston Hotels & Resorts, Aqua Hospitality, VRI Europe (VRIE), Vacation Resorts International (VRI), and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as rental services, to travellers and owners at approximately 250 vacation properties, resorts and club locations throughout North America. More information about the Company is available at www.iilg.com.

About Aqua Hospitality

Aqua Hospitality® is a Hawaii-based management company founded in 2001. The company provides full-service management including sales, marketing, Internet distribution, individualized branding, reservations, as well as revenue management to maximize profitability. Currently representing more than 20 contemporary properties on Oahu, Maui, Kauai, Molokai, Lanai, Hawaii Island, and Guam, Aqua offers lifestyle full-service resorts, stylish boutique hotels, comfortable budget properties and a historic hotel within a UNESCO World Heritage Site. For more information on the company, individual hotels, and its three hotel brands — Monogram Hotel Collection, Aqua Hotels and Resorts and Lite Hotels, visit www.aquahospitality.com  or call 1-808-943-9291.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our strategy, the integration of the acquired entities, our future financial performance, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons discussed in our filings with the

SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

Investor Contact:

Jennifer Klein

Investor Relations

Jennifer.Klein@iilg.com

305-925-7302

Media Contact:

Christine Boesch

Corporate Communications

Chris.Boesch@iilg.com

305-925-7267